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                                                               EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (Registration No. 333-76723) of our report dated February 24, 1999, on our audits of the financial statements and financial statement schedules of Simmons Company. We also consent to the reference to our firm under the caption "Experts."

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Atlanta, Georgia

July 1, 1999